In connection with the November
17, 2017 reorganization of the
Scout Funds, comprising the Scout
International Fund, Scout Mid Cap
Fund, Scout Small Cap Fund, Scout
Low Duration Bond Fund, Scout
Core Bond Fund, Scout Core Plus
Bond Fund, and Scout
Unconstrained Bond Fund, into
newly created corresponding series
of the Carillion Series Trust
(Reorganization), the Audit
Committee of the Board of Trustees
of the Carillon Series Trust
appointed, and the Board of
Trustees ratified and approved,
effective as of the close of the
Reorganization,
PricewaterhouseCoopers LLP (PwC)
as the independent registered
certified public accounting firm of
the Scout Funds for the interim
period July 1, 2017 to October 31,
2017. Prior to the Reorganization,
the Scout Funds financial
statements were audited by
Deloitte & Touche LLP (the Prior
Auditor).  By letter dated November
17, 2017, the Prior Auditor
confirmed to the Chief Financial
Officer of the Scout Funds that the
client-auditor relationship with the
Scout Funds had ceased.

The Prior Auditors reports on the
financial statements of the Scout
Funds for the two most recent fiscal
years ended June 30, 2017 did not
contain an adverse opinion or a
disclaimer of opinion, and were not
qualified or modified as to
uncertainty, audit scope or
accounting principles. During the
previous two most recent fiscal
years ended June 30, 2017 and
during the period from the end of
the most recent fiscal year through
November 17, 2017, there were no
disagreements with the Prior
Auditor on any matter of
accounting principles or practices,
financial statement disclosure, or
auditing scope or procedure which,
if not resolved to the Prior Auditors
satisfaction, would have caused it
to make reference to the subject
matter of the disagreement in
connection with its report. In
addition, there have been no
reportable events of the kind
described in Item 304(a)(1)(v) of
Regulation S-K under the Securities
Exchange Act of 1934.

During the prior two fiscal years,
PwC was not contacted by the
Scout Funds regarding the
application of accounting principles
to any particular financial matter or
any matter that was the subject of a
disagreement with the Prior
Auditor.